S&T Earnings Release -1

CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia Street Indiana, PA 15701 mark.kochvar@stbank.net www.stbancorp.com
FOR IMMEDIATE RELEASE

S&T Bancorp, Inc. Announces First Quarter 2017 Results

Indiana, Pa. - April 20, 2017 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with locations in Pennsylvania, Ohio and New York, announced today its first quarter 2017 earnings. First quarter earnings were $18.2 million, or $0.52 per diluted share, compared to fourth quarter of 2016 earnings of $17.7 million, or $0.51 per diluted share. First quarter of 2017 earnings increased 13% compared to the first quarter of 2016 earnings of $16.1 million, or $0.46 per diluted share.

First Quarter of 2017 Highlights:

•	Total portfolio loans increased $135 million, or 9.8% annualized, compared to the fourth quarter of 2016.

•	S&T’s total assets increased to over $7 billion for the first time this quarter.

•	Net interest margin (FTE) (Non-GAAP) improved 5 basis points to 3.50% and net interest income increased $1.4 million, or 2.7%, to $53.9 million compared to the fourth quarter of 2016.

•	Return on average assets was 1.06% and return on average equity was 8.68%.

“We are pleased to announce another quarter of solid earnings driven by strong loan growth,” said Todd Brice, president and chief executive officer of S&T. “Our ability to grow organically combined with recent increases in short term rates positively impacted our earnings with higher net interest income and expansion of our net interest margin.”

Net Interest Income

Net interest income increased $1.4 million, or 2.7%, to $53.9 million for the first quarter of 2017 compared to $52.5 million in the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) (Non-GAAP) increased 5 basis points to 3.50% compared to 3.45% in the prior quarter. The increases in short term interest rates in December of 2016 and March of 2017 positively impacted both net interest income and net interest margin. Loan rates increased 11 basis points to 4.18% compared to 4.07% in the prior quarter, while total interest-bearing liabilities increased only 4 basis points to 0.61% compared to 0.57%. Net interest income was also favorably impacted by an increase of $143 million, or 10.6% annualized, in average portfolio loans.

Asset Quality

Nonperforming loans and the provision for loan losses remained relatively unchanged in the first quarter of 2017 compared to the fourth quarter of 2016. Although net loan charge-offs decreased significantly by $4.5 million, this was partially offset by an increase in specific reserves of $2.5 million. Higher specific reserves led to an increase in the allowance for loan losses, which stood at 0.97% of total loans at March 31, 2017.

- more -

S&T Earnings Release -2

Noninterest Income and Expense

Noninterest income remained relatively unchanged at $13.0 million for the first quarter of 2017 compared to $12.9 million for the fourth quarter of 2016. Insurance fees increased $0.4 million primarily due to annual profit sharing received from insurance carriers. Securities gains were $0.4 million compared to no gains in the prior quarter. These increases were offset by decreases of $0.3 million in debit and credit card fees and $0.2 million in service charges on deposit accounts mainly due to seasonality.

Noninterest expense increased $1.2 million to $36.8 million compared to $35.6 million for the fourth quarter of 2016. The increase is primarily due to higher salaries and employee benefits expense of $0.8 million related to annual merit increases and higher incentive costs. Furniture and equipment expense increased $0.3 million compared to the prior quarter mainly due to the timing of normal asset purchases. The efficiency ratio was 53.83% compared to 53.04% in the prior quarter and improved from 57.19% in the first quarter of 2016.

Financial Condition

Total assets increased $0.2 billion to $7.1 billion at March 31, 2017 compared to $6.9 billion at December 31, 2016. Portfolio loans increased $135 million for the quarter driven by commercial loans which increased $137 million, or 12.7% annualized, with growth in commercial real estate and commercial and industrial categories. Total deposits increased $163 million with growth in noninterest-bearing demand, money market accounts and certificates of deposit. Risk-based capital ratios increased this quarter due to earnings retention outpacing risk weighted asset growth. All capital ratios remain above the well-capitalized thresholds of federal bank regulatory agencies.

Dividend

The Board of Directors of S&T declared a $0.20 per share cash dividend at its regular meeting held April 17, 2017. This is an increase of 5.3% compared to a common stock dividend of $0.19 per share declared in the same period in the prior year. The dividend is payable May 18, 2017 to shareholders of record on May 4, 2017.

Conference Call

S&T will host its first quarter 2017 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, April 20, 2017. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “1st Quarter 2017 Conference Call” and follow the instructions.

About S&T Bancorp, Inc. and S&T Bank

S&T Bancorp, Inc. is a $7.1 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902, and operates locations in Pennsylvania, Ohio and New York. For more information visit www.stbancorp.com or www.stbank.com.

This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect”, “anticipate,” “estimate,” “forecast,” “project,” “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential,” “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions

- more -

S&T Earnings Release -3

could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses, cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; general economic or business conditions; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	4
Consolidated Selected Financial Data
Unaudited

	2017	2016	2016
	First	Fourth	First
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$56,900	$55,168	$51,158
Investment securities:
Taxable	2,848	2,636	2,553
Tax-exempt	920	894	942
Dividends	482	398	366
Total Interest Income	61,150	59,096	55,019

INTEREST EXPENSE
Deposits	5,379	5,289	4,254
Borrowings and junior subordinated debt securities	1,893	1,349	1,128
Total Interest Expense	7,272	6,638	5,382

NET INTEREST INCOME	53,878	52,458	49,637
Provision for loan losses	5,183	5,586	5,014
Net Interest Income After Provision for Loan Losses	48,695	46,872	44,623

NONINTEREST INCOME
Securities gains (losses), net	370	—	—
Service charges on deposit accounts	3,014	3,240	2,999
Debit and credit card fees	2,843	3,125	2,786
Wealth management fees	2,403	2,509	2,752
Insurance fees	1,464	1,066	1,774
Mortgage banking	733	694	529
Gain on sale of credit card portfolio	—	—	2,066
Other	2,169	2,288	2,911
Total Noninterest Income	12,996	12,922	15,817

NONINTEREST EXPENSE
Salaries and employee benefits	20,541	19,787	20,902
Net occupancy	2,815	2,644	2,950
Data processing	2,251	2,083	2,111
Furniture and equipment	2,047	1,710	1,929
FDIC insurance	1,123	1,046	940
Professional services and legal	1,043	1,177	947
Other taxes	976	974	1,100
Marketing	754	840	901
Other	5,258	5,364	6,636
Total Noninterest Expense	36,808	35,625	38,416

Income Before Taxes	24,883	24,169	22,024
Provision for income taxes	6,695	6,510	5,931

Net Income	$18,188	$17,659	$16,093

Per Share Data
Shares outstanding at end of period	34,980,556	34,913,023	34,901,210
Average shares outstanding - diluted	34,912,261	34,839,189	34,739,514
Diluted earnings per share	$0.52	$0.51	$0.46
Dividends declared per share	$0.20	$0.20	$0.19
Dividend yield (annualized)	2.31%	2.05%	2.95%
Dividends paid to net income	38.27%	39.41%	41.02%
Book value	$24.45	$24.12	$23.23
Tangible book value (1)	$16.02	$15.67	$14.76
Market value	$34.60	$39.04	$25.76

Profitability Ratios (annualized)
Return on average assets	1.06%	1.04%	1.01%
Return on average shareholders' equity	8.68%	8.36%	8.06%
Return on average tangible shareholders' equity (2)	13.45%	13.05%	13.00%
Efficiency ratio (FTE) (3)	53.83%	53.04%	57.19%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	5
Consolidated Selected Financial Data
Unaudited

	2017	2016	2016
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$104,705	$139,486	$121,669
Securities available-for-sale, at fair value	713,198	693,487	677,221
Loans held for sale	14,355	3,793	11,739
Commercial loans:
Commercial real estate	2,614,724	2,498,476	2,260,231
Commercial and industrial	1,422,297	1,401,035	1,334,119
Commercial construction	455,211	455,884	379,293
Total Commercial Loans	4,492,232	4,355,395	3,973,643
Consumer loans:
Residential mortgage	700,610	701,982	650,544
Home equity	479,402	482,284	467,671
Installment and other consumer	70,219	65,852	76,189
Consumer construction	4,363	5,906	8,701
Total Consumer Loans	1,254,594	1,256,024	1,203,105
Total portfolio loans	5,746,826	5,611,419	5,176,748
Allowance for loan losses	(55,816)	(52,775)	(50,347)
Total portfolio loans, net	5,691,010	5,558,644	5,126,401
Federal Home Loan Bank and other restricted stock, at cost	29,739	31,817	23,337
Goodwill	291,670	291,670	291,670
Other assets	220,421	224,156	227,125
Total Assets	$7,065,098	$6,943,053	$6,479,162

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,300,707	$1,263,833	$1,212,231
Interest-bearing demand	631,652	638,300	619,617
Money market	985,723	936,461	643,795
Savings	1,032,864	1,050,131	1,047,871
Certificates of deposit	1,484,379	1,383,652	1,494,411
Total Deposits	5,435,325	5,272,377	5,017,925

Borrowings:
Securities sold under repurchase agreements	46,987	50,832	60,025
Short-term borrowings	610,000	660,000	355,000
Long-term borrowings	14,118	14,713	116,468
Junior subordinated debt securities	45,619	45,619	45,619
Total Borrowings	716,724	771,164	577,112
Other liabilities	57,869	57,556	73,324
Total Liabilities	6,209,918	6,101,097	5,668,361

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	855,180	841,956	810,801
Total Liabilities and Shareholders' Equity	$7,065,098	$6,943,053	$6,479,162

Capitalization Ratios
Shareholders' equity / assets	12.10%	12.13%	12.51%
Tangible common equity / tangible assets (4)	8.28%	8.23%	8.33%
Tier 1 leverage ratio	8.92%	8.98%	8.98%
Common equity tier 1 capital	10.16%	10.04%	9.74%
Risk-based capital - tier 1	10.52%	10.39%	10.11%
Risk-based capital - total	12.02%	11.86%	11.57%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	6
Consolidated Selected Financial Data
Unaudited

	2017		2016		2016
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Interest-bearing deposits with banks	$66,173	0.85%	$43,023	0.45%	$48,159	0.54%
Securities available-for-sale, at fair value	697,327	2.44%	679,688	2.41%	666,719	2.44%
Loans held for sale	2,211	4.44%	8,959	4.33%	27,485	7.32%
Commercial real estate	2,524,859	4.25%	2,457,985	4.12%	2,195,381	4.16%
Commercial and industrial	1,413,801	4.16%	1,371,092	4.05%	1,307,352	3.92%
Commercial construction	454,886	3.70%	426,245	3.66%	397,010	3.76%
Total Commercial Loans	4,393,546	4.16%	4,255,322	4.06%	3,899,743	4.04%
Residential mortgage	699,849	4.05%	692,937	4.06%	639,362	4.15%
Home equity	480,411	4.14%	485,107	3.91%	468,833	4.17%
Installment and other consumer	68,164	6.49%	64,192	6.47%	75,378	6.07%
Consumer construction	5,374	3.67%	6,557	4.05%	8,474	4.22%
Total Consumer Loans	1,253,798	4.22%	1,248,793	4.13%	1,192,047	4.28%
Total portfolio loans	5,647,344	4.18%	5,504,115	4.07%	5,091,790	4.09%
Total loans	5,649,555	4.18%	5,513,074	4.07%	5,119,275	4.11%
Federal Home Loan Bank and other restricted stock	32,690	4.68%	26,149	4.56%	22,592	4.72%
Total Interest-earning Assets	6,445,745	3.96%	6,261,934	3.87%	5,856,745	3.89%
Noninterest-earning assets	511,125		524,653		520,018
Total Assets	$6,956,870		$6,786,587		$6,376,763

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	$633,232	0.18%	$655,894	0.18%	$626,493	0.14%
Money market	938,014	0.61%	905,715	0.51%	628,154	0.32%
Savings	1,041,647	0.21%	1,033,297	0.20%	1,061,117	0.18%
Certificates of deposit	1,403,796	0.91%	1,424,606	0.92%	1,425,140	0.86%
Total interest-bearing deposits	4,016,689	0.54%	4,019,512	0.52%	3,740,904	0.46%
Securities sold under repurchase agreements	48,896	0.01%	42,570	0.01%	64,303	0.01%
Short-term borrowings	671,784	0.84%	500,890	0.68%	329,389	0.62%
Long-term borrowings	14,362	2.91%	14,957	2.85%	116,705	0.95%
Junior subordinated debt securities	45,619	3.45%	45,619	3.33%	45,619	2.99%
Total borrowings	780,661	0.98%	604,036	0.89%	556,016	0.82%
Total interest-bearing liabilities	4,797,350	0.61%	4,623,548	0.57%	4,296,920	0.50%
Noninterest-bearing liabilities	1,309,401		1,322,415		1,277,019
Shareholders' equity	850,119		840,624		802,824
Total Liabilities and Shareholders' Equity	$6,956,870		$6,786,587		$6,376,763

Net Interest Margin (5)		3.50%		3.45%		3.53%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	7
Consolidated Selected Financial Data
Unaudited

	2017		2016		2016
	First		Fourth		First
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$8,617	0.33%	$16,172	0.65%	$15,244	0.67%
Commercial and industrial	21,879	1.54%	8,071	0.58%	14,209	1.07%
Commercial construction	3,758	0.83%	4,927	1.08%	9,993	2.63%
Total Nonperforming Commercial Loans	34,254	0.76%	29,170	0.67%	39,446	0.99%
Consumer loans:
Residential mortgage	8,218	1.17%	9,918	1.41%	9,012	1.39%
Home equity	3,484	0.73%	3,439	0.71%	3,267	0.70%
Installment and other consumer	36	0.05%	108	0.16%	109	0.14%
Total Nonperforming Consumer Loans	11,738	0.93%	13,465	1.07%	12,388	1.03%
Total Nonperforming Loans	$45,992	0.80%	$42,635	0.76%	$51,834	1.00%

	2017	2016	2016
	First	Fourth	First
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs
Charge-offs	$2,942	$6,938	$3,628
Recoveries	(800)	(333)	(814)
Net Loan Charge-offs	$2,142	$6,605	$2,814

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$312	$1,276	($307)
Commercial and industrial	528	3,433	2,491
Commercial construction	388	768	(2)
Total Commercial Loan Charge-offs	1,228	5,477	2,182
Consumer loans:
Residential mortgage	481	722	18
Home equity	183	26	121
Installment and other consumer	258	453	564
Consumer construction	(8)	(73)	(71)
Total Consumer Loan Charge-offs	914	1,128	632
Total Net Loan Charge-offs	$2,142	$6,605	$2,814

	2017	2016	2016
	First	Fourth	First
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$45,992	$42,635	$51,834
Assets acquired through foreclosure or repossession	873	679	297
Nonperforming assets	46,865	43,314	52,131
Troubled debt restructurings (nonperforming)	10,324	11,598	9,291
Troubled debt restructurings (performing)	13,086	13,423	22,761
Total troubled debt restructurings	23,410	25,021	32,052
Nonperforming loans / loans	0.80%	0.76%	1.00%
Nonperforming assets / loans plus OREO	0.81%	0.77%	1.00%
Allowance for loan losses / total portfolio loans	0.97%	0.94%	0.97%
Allowance for loan losses / nonperforming loans	121%	124%	97%
Net loan charge-offs (recoveries)	$2,142	$6,605	$2,814
Net loan charge-offs (recoveries)(annualized) / average loans	0.15%	0.48%	0.22%

- more -

S&T Bancorp, Inc.	S&T Earnings Release -	8
Consolidated Selected Financial Data
Unaudited

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:

	2017	2016	2016
	First	Fourth	First
	Quarter	Quarter	Quarter

(1) Tangible Book Value (non-GAAP)
Total shareholders' equity	$855,180	$841,956	$810,801
Less: goodwill and other intangible assets	(296,222)	(296,581)	(297,737)
Tax effect of other intangible assets	1,593	1,719	2,123
Tangible common equity (non-GAAP)	$560,551	$547,094	$515,187
Common shares outstanding	34,981	34,913	34,901
Tangible book value (non-GAAP)	$16.02	$15.67	$14.76

(2) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$73,762	$70,254	$64,724
Plus: amortization of intangibles (annualized)	1,453	1,480	1,843
Tax effect of amortization of intangibles (annualized)	(509)	(518)	(645)
Net income before amortization of intangibles (annualized)	74,706	71,216	65,922

Average total shareholders' equity	850,119	840,624	802,824
Less: average goodwill and other intangible assets	(296,416)	(296,784)	(298,036)
Tax effect of average goodwill and other intangible assets	1,661	1,790	2,207
Average tangible equity (non-GAAP)	$555,364	$545,630	$506,995
Return on average tangible equity (non-GAAP)	13.45%	13.05%	13.00%

(3) Efficiency Ratio (non-GAAP)
Noninterest expense	$36,808	$35,625	38,416

Net interest income per consolidated statements of net income	53,878	52,458	49,637
Less: securities (gains) losses, net	(370)	—	—
Plus: taxable equivalent adjustment	1,871	1,789	1,722
Net interest income (FTE) (non-GAAP)	55,379	54,247	51,359
Noninterest income	12,996	12,922	15,817
Net interest income (FTE) (non-GAAP) plus noninterest income	68,375	67,169	67,176
Efficiency ratio (non-GAAP)	53.83%	53.04%	57.19%

(4) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$855,180	$841,956	$810,801
Less: goodwill and other intangible assets	(296,222)	(296,581)	(297,737)
Tax effect of goodwill and other intangible assets	1,593	1,719	2,123
Tangible common equity (non-GAAP)	560,551	547,094	515,187

Total assets	7,065,098	6,943,053	6,479,162
Less: goodwill and other intangible assets	(296,222)	(296,581)	(297,737)
Tax effect of goodwill and other intangible assets	1,593	1,719	2,123
Tangible assets (non-GAAP)	$6,770,469	$6,648,191	$6,183,548
Tangible common equity to tangible assets (non-GAAP)	8.28%	8.23%	8.33%

(5) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$61,150	$59,096	$55,019
Less: interest expense	(7,272)	(6,638)	(5,382)
Net interest income per consolidated statements of net income	53,878	52,458	49,637
Plus: taxable equivalent adjustment	1,871	1,789	1,722
Net interest income (FTE) (non-GAAP)	55,749	54,247	51,359
Net interest income (FTE) (annualized)	226,093	215,809	206,565
Average earning assets	$6,445,745	$6,261,934	$5,856,745
Net interest margin - (FTE) (non-GAAP)	3.50%	3.45%	3.53%

# # #